                                                                   Exhibit 3.3

                             AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION OF
                             SYGNET WIRELESS, INC.


                                  ARTICLE ONE
                            NAME OF THE CORPORATION

     The name of the Corporation shall be Sygnet Wireless, Inc.


                                  ARTICLE TWO
                                   LOCATION

     The place in Ohio where the Corporation's principal office is located is 6550 Seville Drive, Suite B, Canfield, Mahoning County, Ohio.


                                 ARTICLE THREE
                                    PURPOSE

     The purpose for which the Corporation is formed is to engage in any kind of business, trade, or other activity for which a corporation, for profit, may be lawfully organized under the corporation laws of the State of Ohio.


                                 ARTICLE FOUR
                          STRUCTURE OF CAPITAL STOCK

     A. CLASSES AND NUMBER OF SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 85,000,000 shares. The classes and the aggregate number of shares of stock of each type which the Corporation shall have authority to issue are as follows:

          - 60,000,000 shares of Class A Common Stock, par value one cent (1 cent) (the "Class A Common Stock"); and

          - 10,000,000 shares of Class B Common Stock, par value one cent (1 cent) (the "Class B Common Stock"); and

          - 10,000,000 shares of Voting Preferred Stock, par value one cent (1 cent) (the "Voting Preferred Stock"); and

          - 5,000,000 shares of Nonvoting Preferred Stock, par value one cent (1 cent) (the "Nonvoting Preferred Stock").

     B. POWERS AND RIGHTS OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK.

          1.   VOTING RIGHTS AND POWERS.     With respect to all matters upon
which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock and the Holders of the outstanding shares of Class B Common Stock shall vote (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock) without regard to class, and every holder of the outstanding shares of Class A Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Common Stock held in his name, and every holder of any outstanding shares of Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock held in his name.

               In addition to any other votes as may be required by law, the Class A Common Stock, voting separately as a class, will be required to approve (i) the authorization of any new class of capital stock which is entitled to more than one vote per share, (ii) any increase in the votes per share of Class B Common Stock or the number of shares of Class A Common Stock into which the shares of Class B Common Stock are convertible, or (iii) any proposed Amendment to these Amended Articles of Incorporation that would adversely affect the dividends on shares of Class A Common Stock or the voting rights of the Class A Common Stock.

          2.   DIVIDENDS AND DISTRIBUTIONS.

               a.   CASH DIVIDENDS.     Cash dividends shall be payable to
holders of Class A Common Stock and Class B Common Stock only as and when declared by the Board of Directors. The Board of Directors shall not declare any cash dividends on shares of either Class A or Class B Common Stock unless it also declares at the same time (and payable on the same date as the payment date for such dividends) a cash dividend on shares of the other Class of Common Stock in an amount per share that is equal to the amount of such dividends.

               b. OTHER DIVIDENDS AND DISTRIBUTIONS. Each Share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends and distributions, when and as declared in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, other than the Preferred Stock, including distributions pursuant to stock split-ups or divisions, which occur after the date shares of Class B Common Stock are first issued by the Corporation, only shares of Class A Common Stock shall be distributed with respect to the Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to the Class B Common Stock.

          3. OTHER RIGHTS. Except as otherwise required by the General Corporation Law of the State of Ohio and as otherwise provided in these Amended Articles of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

          4.   ISSUANCE OF THE CLASS A COMMON STOCK AND THE CLASS B COMMON
               STOCK.

               a.   INITIAL ISSUANCE.   The Board of Directors may authorize
by resolution the manner in which shares of Class A Common Stock shall initially be issued and may set such terms and conditions as it deems appropriate or advisable with respect thereto, without any vote or other actions by the stockholders, except as otherwise required by law and by these Amended Articles. The initial issuance of Class B Common Stock was governed by the Agreement and Plan of Recapitalization which established these Amended Articles.

               b.   SUBSEQUENT ISSUANCE.     Following the initial issuance,
the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock herein authorized in accordance with the terms and conditions set forth in this Amended Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, and for such consideration, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. At any time shares of Class B Common Stock are outstanding, the Board of Directors may issue shares of Class A Common Stock in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of Class A Common Stock only to the then holders of the outstanding shares of Class A Common Stock and in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of Class B Common Stock.

               Following initial issuance, the Board of Directors may issue shares of Class B Common Stock only in the form of a distribution or distributions pursuant to a stock dividend on or split-up of the shares of Class B Common Stock and only to the then holders of the outstanding shares of Class B Common Stock in conjunction with and in the same ratio as a stock dividend on or split-up of the shares of Class A Common Stock.

          5. CONVERSION OF THE CLASS B COMMON STOCK. Each share of Class B Common Stock (1) may at any time be converted into one fully paid and non-assessable share of Class A Common Stock at the election of the holder thereof and (2) shall automatically be converted into one fully paid and non-assessable share of Class A Common Stock upon its transfer to a person or entity that is not one of the following persons or a descendant of one of the following persons (or a trust for the benefit or partially for the benefit of one or more of them): Warren P. Williamson, Jr.; Ray S. Tittle, Jr.; E.P. Boyle, Y.T. Chiu; A.D. MacDonell, Jr.; John W. MacDonell; Alex Shashaty; Albert H. Pharis, Jr.; Maureen P. Gibbs; Paul J. Thomas; or John Boydston.
The conversion of a share of Class B Common Stock into Class A Common Stock is irreversible and irrevocable. Under no circumstances shall a share of Class A Common Stock ever be converted into a share of Class B Common Stock.

               Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate or certificates representing each share of Class B Common Stock to be converted to the agent for the registration of transfer of shares of Class B Common Stock (the "Transfer Agent"), at its office, or to the Corporation, at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Transfer Agent or by the Corporation) by instruments of transfer, in form satisfactory to the Transfer Agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A Common Stock upon conversion of shares of Class B

Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Transfer Agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Transfer Agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to, or upon the written order of, the holder of such certificate of certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate or certificates representing shares of Class B Common Stock (if on such date as the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock is or are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time and shall have any may exercise all the rights and powers appertaining thereto.

               No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if any shares of Class B Common Stock shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on shares of Class A Common Stock and Class B Common Stock but prior to such payment, the registered holder of such shares at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Class A Common Stock.

               If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Class A Common Stock required to be delivered upon conversion, prior to such delivery, upon any national securities exchange or national market system on which the outstanding shares of Class A Common Stock may be listed at the time of such delivery. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issue, be fully paid and nonassessable.

     C.   PREFERRED STOCK.    The Board of Directors is authorized, in its
sole discretion, subject only to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of Voting Preferred Stock and Nonvoting Preferred Stock, in series; to establish the number of shares to be included in each such series; and to fix the designation, power, preferences, rights, qualifications, limitations, and restrictions pertaining to the Voting Preferred Stock and the Nonvoting Preferred Stock, or any series thereof.

          With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Voting Preferred Stock shall vote (together with the holders of any outstanding shares of Class A Common Stock and Class B Common Stock) without regard to class, and every holder of the outstanding shares of Voting Preferred Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Voting Preferred Stock held in his name. The holders of any outstanding shares of Nonvoting Preferred Stock shall have no voting rights whatsoever, except as may be required by law, in which case every holder of Nonvoting Preferred Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Nonvoting Preferred Stock held in his name.

          The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Amended Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

     D. AUTHORITY OF BOARD OF DIRECTORS REGARDING ISSUANCE OF SECURITIES. The Board of Directors of the Corporation, subject to the limitations contained in Paragraph B of this Article Four, and the limitations, if any, imposed by the holders of Preferred Stock, shall have authority to authorize the issuance from time to time without any vote or other action by the stockholders, of all or any shares of the stock of the Corporation of any class now or hereafter authorized, part paid receipts or allotment certificates in respect of any such shares and any securities convertible into or exchangeable for any such shares (whether such shares, receipts, certificates or securities be unissued, or issued and thereafter acquired by the Corporation, unless in the case of acquired or redeemed shares, the Corporation is required to retire the same), in each case to such corporations, associations, partnerships, individuals or others, for such consideration and on such terms as the Board of Directors from time to time in its discretion lawfully may determine, without offering the same or any part thereof to holders of any stock of the Corporation of any class now or hereafter authorized. In the discretion of the Board of Directors any such shares, receipts, certificates or securities which the Board of Directors shall have authority to issue, may be offered from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding.

     E.   RIGHTS OR OPTIONS TO SECURITIES.   The Corporation, subject to the
limitations contained in Paragraph B of this Article Four and the limitations, if any, imposed by the holders of Preferred Stock, upon vote of the Board of Directors, without any vote or consent of the stockholders of any class or classes, from time to time may grant rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any bonds or other obligation of the Corporation. Such rights or options (a) may relate to such amounts of any class or classes of such securities, may be exercisable within such periods, or without limit as to time, at such price or prices and otherwise upon such terms and conditions and may confer such rights and privileges; (b) may be granted for such consideration and on such terms and conditions as to such corporations, associations, partnerships, individuals, or others, or to the bearers or registered holders of such warrants or other instruments evidencing such rights or options (without offering the same or any part thereof to the holders of any stock of the Corporation of any class now or hereafter authorized); and (c) may be granted separately or in connection with the issuance of any bonds, debentures, notes or other evidences of indebtedness or shares of stock of the Corporation of any class now or hereafter authorized, or otherwise, all as the Board of Directors may determine. In the discretion of the Board of Directors, any such rights or options that the Board of Directors shall have the authority to issue may be granted from time to time to the holders of any class or classes of stock (or of any one or more series thereof) to the exclusion of the holders of any or all other classes of stock (or series thereof) at the time outstanding. Nothing in this Paragraph E shall be deemed to authorize the issuance of shares of capital stock of the Corporation of any class having a par value for a consideration less than the par value thereof.

     F. CLOSING TRANSFER BOOKS; RECORDS DATES. Nothing contained in this Article Four shall prejudice any power that the Board of Directors may otherwise have to close the stock transfer books of the Corporation or prejudice any right that the Corporation may otherwise have to fix in its Code of Regulations, or provide in its Code of Regulations that the Board of Directors shall be authorized to fix, record dates for the determination of stockholders entitled to notice of, and to vote at, meetings of stockholders or any adjournment thereof, are entitled to receive dividends, or to any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of capital stock, or to give a consent for any purpose, and to provide that in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     G.   DESCRIPTIVE HEADINGS.    The descriptive headings of the several
Paragraphs of this Article Four are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                                 ARTICLE FIVE
                               PREEMPTIVE RIGHTS

     No holder of shares of any type of capital stock of the Corporation shall have any preemptive right to subscribe for or to purchase any shares of the Corporation of any type, whether those shares of that type be now or later authorized.


                                  ARTICLE SIX
                               CUMULATIVE VOTING

     No holder of shares of any type of capital stock of the Corporation shall have any cumulative voting rights whatsoever.


                                 ARTICLE SEVEN
                      WORKING CAPITAL AND TREASURY STOCK

     The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders; and, without any action by the shareholders, to use and supply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any type or class, voting trust certificates for shares, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness of the Corporation, or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.


                                 ARTICLE EIGHT
                                STATED CAPITAL

     Each authorized and outstanding share of Class A Common Stock and Class B Common Stock shall have a stated value of one cent (1 cent) per share and each authorized and outstanding share of Voting Preferred Stock and Nonvoting Preferred Stock shall have a stated value of one cent (1 cent) per share, resulting in a current stated value of $61,706.25.


                                 ARTICLE NINE
                   CLASSIFICATION OF THE BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than nine (9) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution
adopted by a majority of the entire Board of Directors.   At the 1997 annual
meeting of stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholder, and the term of office of the third class to expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.


                                  ARTICLE TEN
                             REMOVAL OF DIRECTORS

     Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all shares of the Corporation entitled to vote for the election of directors; each share of Class A Common Stock being entitled to one vote per share, each share of Class B Common Stock being entitled to ten votes per share, and each share of Voting Preferred Stock being entitled to one vote per share.

                                ARTICLE ELEVEN
                      VACANCIES IN THE BOARD OF DIRECTORS

     The newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.


                                ARTICLE TWELVE
                     INDEMNIFICATION OF DIRECTORS, ET AL.

          (1) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit, by or in the right of the Corporation to procure a judgment in its favor (also known as shareholder derivative actions), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit is brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, relating to unlawful loans, dividends or distributions.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (1) of (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with this action, suit, or proceeding.

     (4) Any indemnification under division (1) or (2) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of the quorum consisting of directors of the Corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (1) or (2) of this section;

          (b) If the quorum described in division (4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years;

          (c)  By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(4)(a) or by independent legal counsel under division (4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under division (2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of the director's act or omission that is the subject of an action, suit, or proceeding referred to in division (1) or
(2) of this section, the only liability asserted against a director in an action, suit, or proceeding referred to in division (1) or (2) of this section is pursuant to Section 1701.95 of the Ohio Revised Code (which relates to unlawful loans, dividends or distributions), expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

          (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation;

          (ii) Reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (1) or (2) of this section, shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.


                               ARTICLE THIRTEEN
                     SPECIAL MEETINGS OF THE SHAREHOLDERS

     Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than seven (7) nor more than sixty
(60) days written notice.


                               ARTICLE FOURTEEN
                              STOCKHOLDER ACTION

     Action shall be taken by the stockholders of the Corporation only at annual or special meetings of stockholders. Stockholders may not act by written consent.

                                ARTICLE FIFTEEN
                           AMENDMENT AND TERMINATION

     These Articles may be amended only by the affirmative vote of a majority of the total votes of Class A and Class B shares combined (together with the holders of any outstanding shares of Preferred Stock entitled to vote with the Class A Common Stock and the Class B Common Stock); each Class A share being entitled to one vote per share, each Class B share being entitled to ten votes per share, and each Voting Preferred share being entitled to one vote per share.


                                ARTICLE SIXTEEN
                           SUPERSEDE PRIOR ARTICLES

     These Articles take the place of and supersede the existing Articles of Incorporation as heretofore amended.


     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereunto subscribed their names this __________ day of September, 1996.

                                   By:
                                        ------------------------------------
                                        Albert H. Pharis, Jr., President

                                   By:
                                        ------------------------------------
                                        Warren P. Williamson, III, Chairman